Exhibit 99.1

Chrysler Group LLC Reports December 2011 U.S. Sales Increased 37 Percent;

Full-Year Sales Up 26 Percent

•	Retail sales increase 45 percent; best monthly retail sales in four years

•	Best total sales since May 2008

•	Chrysler Group U.S. sales increase 26 percent in 2011, the largest percentage sales gain of any full-line manufacturer

•	Chrysler Group U.S. market share grows 1.3 percentage points in 2011; largest share gain of any automaker

•	December marks the 21st-consecutive month of year-over-year sales gains

•	Seventh-consecutive month of sales gains of at least 20 percent

•	Chrysler, Jeep®, Dodge, and Ram Truck brands each post sales increases in December versus same month a year ago

•	FIAT brand sales up 44 percent compared with sales in the previous month

•	Jeep brand posts its best sales month since December 2007

•	Jeep Grand Cherokee logs its best sales month in six years

•	Jeep Wrangler sets new sales record for month of December; seventh-consecutive monthly sales record this year

•	Jeep Compass posts 11-fold sales increase compared with the same month a year ago

•	Chrysler brand sales up 83 percent; highest percentage sales increase of all Chrysler Group brands

•	Best Chrysler brand sales since August 2008

•	Sixth-consecutive month of year-over-year sales gains for Chrysler brand

•	New Chrysler 200 mid-size sedan sales up 661 percent compared with sales of its predecessor a year ago

•	Chrysler 300 posts best sales month of the year; best December sales since 2007

•	Dodge brand sales increase 28 percent; best December since 2007

•	Seventh-consecutive month of year-over-year sales gains for Dodge brand

•	New Dodge Charger sales increase 227 percent compared with same month a year ago

•	Ram pickup truck sales up 12 percent in December; best monthly sales since March 2008

•	Ram 2500 Power Wagon named ‘2012 Pickup Truck of the Year’ by Four Wheeler magazine

•	2012 Chrysler 300 Luxury Series introduced as the most luxurious and fuel-efficient Chrysler flagship sedan ever

•	Dodge brand provides sneak peek of 2013 Dodge Dart, its all-new, state-of-the-art, four-door sedan in the compact car segment

•	New 2012 Fiat 500 earns Men’s Journal magazine’s coveted ‘Gear of the Year’ award

•	New 2012 Jeep Wrangler Rubicon named ‘Four Wheeler of the Year’ by Four Wheeler magazine

Jan. 4, 2012, Auburn Hills, Mich.—Chrysler Group LLC today reported U.S. sales of 138,019, a 37 percent increase compared with sales in December 2010 (100,702 units), the group’s best monthly sales since May 2008.

For the year, Chrysler Group sales totaled 1.37 million units, up 26 percent versus sales in 2010, the largest percentage sales gain of any full-line manufacturer. The Chrysler, Jeep®, Dodge, and Ram Truck brands each posted solid sales gains during 2011 compared with sales in 2010.

December marked Chrysler Group’s 21st-consecutive month of year-over-year sales gains and seventh-consecutive month of sales increases of at least 20 percent.

The group’s 37 percent December increase was driven in part by strong sales of the Chrysler 300 flagship sedan, Chrysler 200 mid-size sedan, Dodge Charger and Avenger sport sedans, Ram pickup truck, and the Jeep Grand Cherokee, Wrangler, and Compass.

“Chrysler Group finished a year of growth on a strong note with our December retail sales soaring 45 percent to our highest dealer retail sales in four years,” said Reid Bigland, President and CEO – Dodge Brand and Head of US Sales. “Looking back, we were the fastest-growing automaker in the country, increasing our market share 1.3 percentage points during 2011.”

The Chrysler brand’s 83 percent increase, driven by surging sales of the Chrysler 300 and Chrysler 200 sedans, was the largest percentage sales gain of all the Chrysler Group brands and represents its best monthly sales since August 2008. The Jeep, Dodge, and Ram Truck brands each logged double-digit percentage sales gains in December, while the FIAT brand posted a 44 percent increase compared with the previous month of November.

Chrysler Group finished the month with a 64-day supply of inventory (326,087 units). U.S. industry sales figures for December are projected at an estimated 14 million SAAR.

December 2011 U.S. Sales Highlights by Brand

Chrysler Brand

The Chrysler brand’s 83 percent sales increase in December represented the largest percentage increase of any Chrysler Group brand and its best monthly sales since August 2008. Brand sales were driven by the strong showing of its two sedans, the new 2012 Chrysler 300 full-size sedan and the mid-size 2012 Chrysler 200. Sales of the 200 were up a robust 661 percent in December, compared with sales of its predecessor the same month a year ago, while the 300 turned in a 242 percent sales gain.

The brand in December introduced the all-new 2012 Chrysler 300 Luxury Series, designed to be the most luxurious and fuel-efficient Chrysler flagship sedan ever. Arriving in the first quarter of 2012, the 300 Luxury Series combines ultra-premium leather – once limited to some of the most exotic Italian luxury cars – with world-class refinement and handling, state-of-the-art safety and connectivity features, and an eight-speed automatic transmission with the Pentastar® V-6 engine for 31 best-in-class highway miles per gallon.

Jeep® Brand

Jeep brand sales were up 41 percent in December, the brand’s best monthly sales performance since December 2007 and its 20th-consecutive month of year-over-year sales gains. The 2012 Jeep Wrangler, Grand Cherokee, and Compass significantly contributed to the brand’s 41 percent increase.

The Compass’ 1,035 percent sales gain in December was the largest of any Chrysler Group model in December. Wrangler, the most capable and recognized vehicle in the world, set a new sales record for the month of December; the model’s seventh-consecutive monthly sales record this year. Grand Cherokee sales were up 36 percent in December, its best sales month since December 2005.

The new 2012 Jeep Wrangler Rubicon – the most capable production vehicle on the planet – was named “Four Wheeler of the Year” by Four Wheeler magazine in December. The award is given annually by the editors of the opinion-leading off-road enthusiast magazine.

Dodge Brand

The Dodge brand posted a 28 percent sales increase in December compared with the same month in 2010. It was the brand’s seventh-consecutive month of year-over-year sales gains. The 2012 Dodge Charger, America’s first domestic sport sedan to feature an eight-speed automatic transmission – delivering a best-in-class 31 mpg highway – led the brand with a 227 percent sales increase in December. It was the Charger’s best December sales since 2007.

The 2012 Dodge Avenger, America’s most affordable and most powerful mid-size sedan, and the 2012 Dodge Journey, the most affordable mid-size crossover in America, each posted double-digit percentage sales increases in December compared with the same month a year ago. The 2012 Dodge Durango, with its best-in-class capability, style, spaciousness, interior craftsmanship and driving dynamics, also contributed to the Dodge brand’s sales gain in December. Sales of the Durango full-size SUV were up 22 percent versus the previous month of November.

In December, the Dodge brand offered a sneak peek of the 2013 Dodge Dart, its all-new, state-of-the-art, four-door sedan that will compete in the compact car segment. The Dart is scheduled to be introduced Jan. 9 at the North American International Auto Show in Detroit.

Ram Truck Brand

The Ram Truck brand posted a 10 percent sales increase in December compared with the same month in 2010, its best monthly sales since August 2008. Ram pickup truck sales increased 12 percent in December, the model’s best sales month since March 2008. Both Light Duty and Heavy Duty trucks contributed to the increase. Despite the fluctuating gasoline prices during 2011, the Ram pickup truck logged a solid 23 percent sales increase for the year.

The editors of Four Wheeler magazine last month named the Ram 2500 Power Wagon “2012 Pickup Truck of the Year.” The Power Wagon beat the competition in a series of in-depth on- and off-road tests. Four Wheeler called out the Power Wagon’s versatility saying it was nearly unstoppable off-road yet still civilized enough to be driven daily.

December 2011 U.S. Sales Highlights

•	Chrysler brand sales (23,974 units) increased 83 percent in December versus the same month a year ago (13,132 units)

•	Sales of the Chrysler 200 (9,213 units) were up 661 percent compared with sales of the model’s previous generation (1,211 units) in December a year ago

•	Chrysler 300 sales (5,142 units) increased 242 percent versus the same month in 2010 (1,503 units)

•	Jeep brand sales (43,577 units) increased 41 percent compared with the same month last year (30,910 units)

•	Jeep Wrangler sales (11,415 units) were up 39 percent versus December 2010 (8,227 units)

•	Jeep Liberty sales (6,161 units) increased 23 percent compared with December sales a year ago (5,009 units)

•	Sales of the Jeep Compass (4,255 units) were up 1,035 percent versus the same month in 2010 (375 units)

•	Sales of the Jeep Grand Cherokee (17,346 units) increased 36 percent versus December a year ago (12,753 units)

•	Dodge brand sales (41,548 units) were up 28 percent in December compared with the same month last year (32,390 units)

•	Dodge Avenger sales (6,216 units) increased 77 percent versus December 2010 (3,510 units)

•	Dodge Charger sales (7,211 units) were up 227 percent compared with the same month last year (2,205 units)

•	Dodge Journey sales (4,710 units) were up 23 percent compared with the same month a year ago (3,830 units)

•	Dodge Durango sales (4,806 units) were up 22 percent versus the previous month of November (3,947 units)

•	Ram Truck brand sales (26,595 units) increased 10 percent versus December 2010 (24,270 units)

•	Ram pickup truck sales (26,013 units) were up 12 percent compared with December 2010 (23,241 units)

•	FIAT brand sales (2,325 units) were up 44 percent compared with the previous month of November (1,618 units)

•	Chrysler Group truck sales (103,175 units) improved 19 percent compared with December 2010 (86,359 units)

•	Chrysler Group car sales (34,844 units) were up 143 percent versus December last year (14,343 units)

Chrysler Group LLC U.S. Sales Summary Thru December 2011

	Month Sales		Vol % Change	Sales CYTD		Vol % Change
Model	Curr Yr	Pr Yr		Curr Yr	Pr Yr
500	2,325	0	New	19,769	0	New
FIAT BRAND	2,325	0	New	19,769	0	New

200	9,213	158	New	87,033	255	New
Sebring	0	1,211	-100%	2,380	38,330	-100%
300	5,142	1,503	242%	36,285	37,116	-2%
PT Cruiser	0	480	-100%	1,328	9,440	-86%
Aspen	0	0	0%	0	30	0%
Town & Country	9,619	9,780	-2%	94,320	112,275	-16%
CHRYSLER BRAND	23,974	13,132	83%	221,346	197,446	12%

Compass	4,255	375	1035%	47,709	15,894	200%
Patriot	4,400	4,467	-1%	54,647	38,620	41%
Wrangler	11,415	8,227	39%	122,460	94,310	30%
Liberty	6,161	5,009	23%	66,684	49,564	35%
Grand Cherokee	17,346	12,753	36%	127,744	84,635	51%
Commander	0	79	-100%	105	8,115	-99%
JEEP BRAND	43,577	30,910	41%	419,349	291,138	44%

Caliber	1,417	2,402	-41%	35,049	45,082	-22%
Avenger	6,216	3,510	77%	64,023	50,923	26%
Charger	7,211	2,205	227%	70,089	75,397	-7%
Challenger	3,284	3,330	-1%	39,534	36,791	7%
Viper	36	24	50%	197	392	-50%
Journey	4,710	3,830	23%	55,155	48,577	14%
Caravan	11,879	14,266	-17%	110,862	103,323	7%
Nitro	1,989	2,462	-19%	24,434	22,618	8%
Durango	4,806	361	1231%	51,697	572	8938%
DODGE BRAND	41,548	32,390	28%	451,040	383,675	18%

Dakota	408	1,029	-60%	12,156	13,047	-7%
Ram P/U	26,013	23,241	12%	244,763	199,652	23%
Cargo Van	174	0	New	691	0	New
Sprinter	0	0	0%	0	253	-100%
RAM BRAND	26,595	24,270	10%	257,610	212,952	21%

TOTAL CHRYSLER GROUP LLC	138,019	100,702	37%	1,369,114	1,085,211	26%

TOTAL CAR	34,844	14,343	143%	354,359	284,286	25%
TOTAL TRUCK	103,175	86,359	19%	1,014,755	800,925	27%

Selling Days	27	27		307	306